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                                                                   EXHIBIT 10.28

                              EMPLOYMENT AGREEMENT



           THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into as of December 14, 1998 (the "EFFECTIVE DATE"), by and between QUIDEL CORPORATION, a Delaware corporation (the "COMPANY"), and CHARLES J. CASHION, an individual ("CASHION").

           1. EMPLOYMENT. The Company hereby engages Cashion as its Senior Vice President Corporate Operations, Chief Financial Officer and Secretary and Cashion accepts such employment upon the terms and subject to the conditions set forth in this Agreement.

           2. DUTIES AND RESPONSIBILITIES. Cashion will report directly to the President and Chief Executive Officer. Cashion shall initially be responsible for the following functional areas and departments, each of which will report directly to him: Finance, Accounting and Administration; Investor Relations; Information Systems, Human Resources and Facilities Management. In addition, Cashion shall perform such other duties and functions consistent with his role as may from time to time be assigned to him by the President and Chief Executive Officer. Cashion agrees that during the course of the Company's business hours throughout the term of this Agreement, he will devote the whole of his time, attention and efforts to the performance of his duties and obligations hereunder. Cashion shall not, without the prior written approval of the President and Chief Executive Officer, and obtained in each instance, directly or indirectly (i) accept employment or receive any compensation for the performance of services from any business enterprise other than the Company or
(ii) enter into or be concerned or interested in any trade or business or public or private work (whether for profit or otherwise and whether as partner, principal, shareholder or otherwise), which may, in the reasonable discretion of the Board, hinder or otherwise interfere with the performance by Cashion of his duties and obligations hereunder; provided, however, that Cashion may serve on the board of directors of one for-profit corporation and one non-profit organization of his choice; so long as such commitments do not unreasonably interfere with Cashion's duties and responsibilities to the Company and the Board of Directors does not object to Cashion's directorship based upon reasonable concerns relating to the nature of the company in question or its business.

          3. COMPENSATION.

                (a) SALARY. For all services to be rendered by Cashion under this Agreement, the Company agrees to pay Cashion, beginning December 14, 1998, a salary (the "Base Salary") equal to Two Hundred Twenty Five Thousand Dollars ($200,000) per year, payable in the Company's normal payroll cycle, less all amounts required by law to be withheld or deducted. The Compensation Committee of the Board of Directors shall review Cashion's Base Salary on about April 1, 1999 and yearly thereafter. The Compensation Committee, in its sole and absolute discretion from time to time, may increase (but not decrease without Cashion's prior written consent) Cashion's Base Salary.



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                               (1) In addition to Cashion's salary, the Company
           agrees to pay Cashion a sign-on bonus of $20,000 in cash payable to the order of Cashion on his first day of employment by the Company.

                               (2) Cashion is eligible to receive a cash bonus, to be paid each year at the same time bonuses are generally paid to other senior executives of the Company for the relevant fiscal year of up to 30% of Cashion's Base Salary, as determined by the Compensation Committee of the Board of Directors. Calculation and payment of the bonus is subject to achievement of the goals set from year to year by the Compensation Committee for the relevant fiscal year.

                  (b) STOCK OPTIONS. The Compensation Committee of the Board of Directors of the Company granted Cashion Incentive and Nonqualified Stock Options to purchase up to 225,000 shares of Common Stock of the Company under the terms and conditions set forth in that certain Stock Option Agreement executed by the Company and Cashion concurrently with this Agreement.

                  (c) BENEFITS.

           During the Term of Cashion's employment hereunder:

                               (1) Cashion shall be entitled to four weeks annual vacation leave consistent with the Company's policies for other senior executives of the Company.

                               (2) The Company shall pay or reimburse Cashion for all reasonable and necessary travel and other business expenses incurred or paid by Cashion in connection with the performance of his services under this Agreement consistent with the Company's policies for other senior executives of the Company as approved by the Compensation Committee. Additionally, Cashion shall be entitled to receive an annual $2,500 tax consulting and preparation allowance.

                               (3) Commencing on the date of this Agreement, the Company shall provide and pay for the annual cost of premiums for health, dental and medical insurance coverage for Cashion and Cashion's dependents consistent with the coverage generally made available by the Company to senior executives of the Company.

                               (4) In addition to the benefits set forth above, Cashion shall be entitled to participate in any other policies, programs and benefits which the Compensation Committee may, in its sole and absolute discretion, make generally available to its other senior executives from time to time including, but not limited to, life insurance, disability insurance, pension and retirement plans, stock plans, cash and/or other bonus programs, and other similar programs.

           4. AT WILL EMPLOYMENT. The Company and Cashion acknowledge and agree that Cashion's employment by the Company is expressly "at will" and not for a specified term. This means that either party may terminate Cashion's employment at any time, with



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or without cause. Any termination of Cashion's employment is, however, subject to the terms and provisions of this Agreement.


           5.        INVENTIONS.

                  (a) DISCLOSURE. Cashion will disclose promptly to the Company each Invention (as defined below), whether or not reduced to practice, that is conceived or learned by Cashion (either alone or jointly with others) during the term of his employment by the Company. Further, Cashion will disclose in confidence to the Company all patent applications filed by or on behalf of Cashion during the term of his employment and for a period of one (1) year thereafter.

                  For purposes of this Agreement, the term "INVENTION" includes, without limitation, any invention, discovery, know-how, idea, trade secret, technique, formula, machine, method, process, use, apparatus, product, device, composition, code, design, program, confidential information, proprietary information, or configuration of any kind, that is discovered, conceived, developed, made or produced by Cashion (alone or in conjunction with others) during the duration of Cashion's employment and for a period of one (1) year thereafter, and which:

                                 (1) relates at the time of conception or
                      reduction to practice of the invention, in any manner, to the business of the Company, including actual or demonstrably anticipated research or development;

                                 (2) results from or is suggested by work
                      performed by Cashion for or on behalf of the Company; or

                                 (3) results from the use of equipment,
                      supplies, facilities, information, time or resources of the Company.

The term Invention will also include any improvements to an Invention, and will not be limited to the definition of patentable or copyrightable invention as contained in the United States patent or copyright laws.

                  (b) COMPANY PROPERTY; ASSIGNMENT. Cashion acknowledges and agrees that all Inventions will be the sole property of the Company, including, without limitation, all domestic and foreign patent rights, rights of registration or other protection under the copyright laws, or other rights, pertaining to the Inventions. Cashion hereby assigns all of his right, title and interest in any such Inventions to the Company.



                  (c) EXCLUSION NOTICE. The assignment by Cashion of Inventions under this Agreement does not apply to any Inventions that are expressly excluded from coverage pursuant to Section 2870 of the California Labor Code. Accordingly, Cashion is not required to assign an idea or invention for which all of the following are applicable:



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                                 (1) No equipment, supplies, facility or trade
                      secret information of the Company was used and the invention or idea was developed entirely on Cashion's own time;

                                 (2) The invention or idea does not relate to
                      the business of the Company;

                                 (3) The invention or idea does not relate to
                      the Company's actual or demonstrably anticipated research or development; and

                                 (4) The invention or idea does not result from
                      any work performed by Cashion for the Company.

As used in this Section 7(c), "INVENTION" will have the same meaning as "invention" as used in Section 2870 of the California Labor Code.

                  (d) PATENTS AND COPYRIGHTS; ATTORNEY-IN-FACT. Cashion agrees to assist the Company (at the Company's expense) in any way the Company deems necessary or appropriate from time to time to apply for, obtain and enforce patents on, and to apply for, obtain and enforce copyright protection and registration of, Inventions in any and all countries. To that end, Cashion will (at the Company's expense), without limitation, testify in any suit or other proceeding involving any Invention, execute all documents that the Company reasonably determines to be necessary or convenient for use in applying for and obtaining patents or copyright protection and registration thereon and enforcing same, and execute all necessary assignments thereof to the Company or parties designated by it. Cashion's obligations to assist the Company in obtaining and enforcing patents or copyright protection and registration for Inventions will continue beyond termination of his employment, but the Company will compensate Cashion at a reasonable rate after such termination for the time actually spent by Cashion at the Company's request on such assistance. Cashion hereby irrevocably appoints the Company, and its duly authorized officers and agents, as Cashion's agent and attorney-in-fact to act for and on behalf of Cashion in filing all patent applications, applications for copyright protection and registration amendments, renewals, and all other appropriate documents in any way related to Inventions.

           6. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Except in the performance of his duties hereunder, Cashion will not disclose to any person or entity or use for his own direct or indirect benefit any Confidential Information (as defined below) pertaining to the Company obtained by Cashion in the course of his employment with the Company. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" will include all of the Company's confidential or proprietary information, including, without limitation, any information encompassed in all strategic plans, insurance plans, Inventions, and any trade secrets, reports, investigations, experiments, research or developmental work, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, financial data and records financial projections, cost summaries, pricing formula, and all concepts or ideas, materials or information related to the business, products or sales of the Company or the Company's customers; provided, however, that Confidential Information shall not



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include information, documents or data that (i) is or subsequently becomes publicly available without Cashion's breach of any obligation of confidentiality owed to the Company; (ii) was known to Cashion prior to his original employment by the Company; (iii) becomes known to Cashion from a source other than the Company (which is not breaching an obligation to the Company) and which Cashion learns of outside the scope of his employment with the Company; or (iv) is required to be disclosed by law or other governmental authority.

           7. RETURN OF MATERIALS AT TERMINATION. In the event of any termination of Cashion's employment for any reason whatsoever, Cashion will promptly deliver to the Company all documents, data, and other information pertaining to Inventions and Confidential Information. Cashion will not take with him any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Inventions or Confidential Information.

           8. NON-SOLICITATION. Cashion agrees that so long as he is employed by the Company and for a period of one (1) year after termination of his employment for any reason, he will not (a) directly or indirectly solicit, induce or attempt to solicit or induce any Company employee to discontinue his or her employment with the Company; (b) usurp any opportunity of the Company of which Cashion became aware during his tenure at the Company; or (c) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of the Company to restrict or cancel the business of any such account, customer or client with the Company.

           9. REMEDIES UPON BREACH. In the event of any breach by Cashion of
Section 8 or 9 of this Agreement, the Company will be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Cashion from violating such terms of this Agreement, to enforce the specific performance by Cashion of such terms of this Agreement, and to obtain damages, or any of them, but nothing contained herein will be construed to prevent such remedy or combination of remedies as the Company may elect to invoke.

           10. NO WAIVER. The waiver by either party of a breach of any provision of this Agreement will not operate as or be construed as a waiver of any subsequent breach thereof.







           11. NOTICES. Any and all notices referred to herein will be sufficiently furnished if in writing, and sent by registered or certified mail, postage prepaid, to the respective parties at the following addresses or such other address as either party may from time to time designate in writing:



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                     To the Company:   QUIDEL CORPORATION
                                            10165 McKellar Court
                                            San Diego, CA  92121
                                            Attention:  Chief Executive Officer

                     To Cashion:            Charles J. Cashion
                                            18778 Olmeda Place
                                            San Diego, CA  92128

                      ASSIGNMENT. This Agreement may not be assigned by Cashion. This Agreement will be binding upon the Company's successors and assigns.



           13. ENTIRE AGREEMENT. This Agreement, together with the Stock Option Agreement attached hereto as Exhibit A, supersedes any and all prior written or oral agreements between Cashion and the Company, and contains the entire understanding of the parties hereto with respect to the terms and conditions of Cashion's employment with the Company.

           14. GOVERNING LAW. This Agreement will be construed and enforced in accordance with the internal laws and decisions of the State of California.

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, in counterparts, each of which will be deemed an original, as of the Effective Date.

                                   QUIDEL CORPORATION, a Delaware corporation



                                   By:
                                        ----------------------------------------
                                        for the Compensation Committee


                                        ----------------------------------------
                                        Charles J. Cashion



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